EXHIBIT 99.1

Notes

The following table sets forth (1) the number of shares of Series B Convertible
Preferred Stock held directly by Atlas Venture Entrepreneurs' Fund V, L.P. ("AEF
V"), Atlas Venture Fund V, L.P. ("AVF V") and Atlas Venture Parallel Fund V-A,
C.V. ("AVPF") and (2) the number of shares of common stock issuable upon conversion of such shares. Dr. Formela is a director of Atlas Venture Associates
V, Inc. ("AVA V Inc."), the general partner of Atlas Venture Associates V, L.P.
("AVA V LP"), the general partner of AEF-V, AVF-V and AVPF. In such capacity he may be deemed to beneficially own these shares. Dr. Formela disclaims beneficial ownership of the reported shares except to the extent of his pecuniary interest therein. Reflects a 1-for-8 reverse stock split, which became effective on
October 24, 2006 and the issuance of dividends payable upon conversion of such shares.

                                                                                   Shares of Common Stock issuable upon
                                            Shares of Series B Convertible        conversion of the Series B Convertible
            Holder                          Preferred Stock held by Holder                    Preferred Stock
            ------                          ------------------------------        ---------------------------------------
Atlas Venture Entrepreneurs' Fund V, LP                   67,972                                    9,984

Atlas Venture Fund V, LP                               4,083,453                                  599,884

Atlas Venture Parallel Fund V-A, CV                    1,014,458                                  149,028

The following table sets forth (1) the number of shares of Series C Convertible
Preferred Stock held by AEF V, AVF V and AVPF and (2) the number of shares of common stock issuable upon conversion of such shares. Dr. Formela is a director of AVA V Inc., the general partner of AVA V LP, the general partner of AEF-V,
AVF-V and AVPF. In such capacity he may be deemed to beneficially own these shares. Dr. Formela disclaims beneficial ownership of the reported shares except to the extent of his pecuniary interest therein. Reflects a 1-for-8 reverse stock split, which became effective on October 24, 2006 and the issuance of dividends payable upon conversion of such shares.

                                                                                   Shares of Common Stock issuable upon
                                            Shares of Series C Convertible        conversion of the Series C Convertible
            Holder                          Preferred Stock held by Holder                    Preferred Stock
            ------                          ------------------------------        ---------------------------------------
Atlas Venture Entrepreneurs' Fund V, LP                   50,849                                    9,104

Atlas Venture Fund V, LP                               3,054,889                                  547,003

Atlas Venture Parallel Fund V-A, CV                      758,932                                  135,892

The following table sets forth (1) the number of shares of Series C-2 Convertible
Preferred Stock held by AEF V, AVF V and AVPF and (2) the number of shares of common stock issuable upon conversion of such shares. Dr. Formela is a director of AVA V Inc., the general partner of AVA V LP, the general partner of AEF-V,
AVF-V and AVPF. In such capacity he may be deemed to beneficially own these shares. Dr. Formela disclaims beneficial ownership of the reported shares except to the extent of his pecuniary interest therein. Reflects a 1-for-8 reverse stock split, which became effective on October 24, 2006 and the issuance of dividends payable upon conversion of such shares.

                                                                                   Shares of Common Stock issuable upon
                                            Shares of Series C-2 Convertible        conversion of the Series C-2 Convertible
            Holder                          Preferred Stock held by Holder                    Preferred Stock
            ------                          ------------------------------        ---------------------------------------
Atlas Venture Entrepreneurs' Fund V, LP                   50,927                                    6,812

Atlas Venture Fund V, LP                               3,059,559                                  409,285

Atlas Venture Parallel Fund V-A, CV                      760,092                                  101,678

The following table sets forth the number of shares of Common Stock issuable upon exercise of Common Stock warrants held by AEF V, AVF V and AVPF. Dr.
Formela is a director of AVA V Inc., the general partner of AVA V LP, the general partner of AEF-V, AVF-V and AVPF. In such capacity he may be deemed to beneficially own these shares. Dr. Formela disclaims beneficial ownership of the reported shares except to the extent of his pecuniary interest therein. Reflects a 1-for-8 reverse stock split, which became effective on October 24, 2006 and the issuance of dividends payable upon conversion of such shares.

            Holder                           Common Stock Warrants Held by Holder            Expiration Date
            ------                           ------------------------------------            ---------------
Atlas Venture Entrepreneurs Fund V, LP                         374                               7/12/09
                                                               561                              10/28/09

Atlas Venture Fund V, LP                                    22,499                               7/12/09
                                                            33,748                              10/28/09

Atlas Venture Parallel Fund V-A, CV                          5,588                               7/12/09
                                                             8,384                              10/28/09